Exhibit  99.1


FOR  IMMEDIATE  RELEASE                         Contact:  Jeff  Child
October  25,  2004                                   202-661-6372


              DIRECTORS OF FORCE PROTECTION, INC. NAME INTERIM CEO

      DEFENSE INDUSTRY LEADER WILL GUIDE MAKER OF BLAST-PROTECTED VEHICLES


LADSON, SC - The Board of Directors of Force Protection, Inc. announced today they have named Gale Aguilar, a member of the Board and a defense-related computer industry leader, as interim Chief Executive Officer of the Ladson-based manufacturer of blast- and mine-protected vehicles now deployed with U.S. forces in Iraq and Afghanistan.

The Board said Michael Watts, the company's fulltime CEO, had informed Directors in a letter on Friday 10/22 that he was stepping aside temporarily to deal with a personal legal matter unrelated to and predating by several years his joining Force Protection, Inc.

"It  is typical of Mike that he would never want anything - related or unrelated
- to hinder Force Protection's growth and progress, and we appreciate and fully support his decision to step aside for a time," said Board Chairman Scott Ervin. "This temporary adjustment will have no effect on our company's ability to meet its obligations to the U.S. military."

Aguilar is president and chief operating officer of MITEM, a Menlo Park, California enterprise software company supplying products to the U.S. Air Force, U.S. Navy, Lockheed Martin, General Electric and others.

Aguilar's ties to the military and defense industries date from the Korean War, when he enlisted in the U.S. Army. He later was employed by IBM for 27 years in engineering, sales, marketing and senior staff positions. He was responsible for all marketing to the aerospace industry in the 1960s, and received special recognition for contributions to the Apollo space mission. As a manager of large systems, he worked closely with defense installations including Los Alamos, Livermore Labs, White Sands and China Lake.

Aguilar later served as a senior executive for Prime Computer and was a member of its operating committee as the firm grew to a $1.7 billion company ranked 234 on the Fortune 500. He subsequently returned to California and engaged in start-up companies, one of which pioneered the high performance computer work station.

Aguilar has three children. His daughter Karen serves as Deputy Assistant Secretary of State for Counterterrorism.

About  Force  Protection,  Inc.

Force Protection, Inc. manufactures and distributes vehicles that protect and save lives and property. Its subsidiary, Technical Solutions Group, Inc., (TSG) manufactures and markets military vehicles that are protected against landmines, hostile fire, and Improvised Explosive Devices (IEDs, commonly referred to as roadside bombs). Its mine and ballistic protection technology is among the most advanced in the world. The vehicles are manufactured outside Charleston, S.C.

For  more  information,  visit  http://www.forceprotectioninc.com.

This release contains forward-looking statements, including, without limitation, statements concerning our business, future plans and objectives and the performance of our products. These forward-looking statements involve certain risks and uncertainties ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. Technical complications may arise that could prevent the prompt implementation of the strategic plan outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited to, those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise, except as required by law.

--------------------------------------------------------------------------------
Contact:
     Policy  Impact  Strategic  Communications
     Jeff  Child,  202-661-6372  (Media  Contact)
     jchild@policyimpact.com
         or
     Force  Protection,  Inc.
     Investor  Relations,  843-740-7015,  Ext  233
     investorrelations@forceprotectioninc.com

--------------------------------------------------------------------------------
Source:  Force  Protection,  Inc.